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                                  Exhibit Index

       Exhibit No.                     Description of Documents

           4.3       Raytheon Company 1997 Nonemployee Directors Restricted
                     Stock Plan

            5 Opinion of John W. Kapples as to the legality of the securities being registered.

           23.1      Consent of John W. Kapples (included in Exhibit 5).

           23.2      Consent of Coopers & Lybrand L.L.P.

           24 Power of Attorney (included on the signature pages of the Registration Statement).